UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2022

Amalgamated Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Seventh Avenue, New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K of Amalgamated Financial Corp. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 22, 2021, reporting that the Company had entered into a definitive agreement to acquire Amalgamated Investments Company (“AIC”), the holding company for Amalgamated Bank of Chicago (the “Merger Agreement”). On February 25, 2022, the Company issued a press release (furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished under Item 7.01 thereof) stating, among other things, that the Company had withdrawn its application for regulatory approval to acquire AIC due to an inability to obtain such approval and, as a result, the Company was is no longer proceeding with the transaction.

On March 15, 2022, the Company received a letter from AIC in which AIC declared the Merger Agreement terminated. Although the Company believes that there are no termination penalties in connection with the termination of the Merger Agreement, the Company has been advised by AIC’s counsel that AIC may seek compensatory damages for an alleged breach of the Merger Agreement by the Company. The Company denies that it breached the Merger Agreement and would intend to vigorously defend any such claims by AIC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Priscilla Sims Brown
Name:	Priscilla Sims Brown
Title:	President and Chief Executive Officer

Date: March 18, 2022